EXHIBIT 99.1

NEWS RELEASE

FOR FURTHER INFORMATION:

                                   GREGORY K. CLEVELAND
                               TELEPHONE: (602) 852-3526
For Immediate Release
                                   TRACY SCOTT
                                   TELEPHONE: (701) 250-3040

                                  WEBSITE: www.bnccorp.com

 TRACY SCOTT, BNCCORP CO-FOUNDER AND CHAIRMAN, ANNOUNCES RETIREMENT

MARK SHEFFERT, LEAD DIRECTOR, ELECTED AS NEW CHAIRMAN

BISMARCK, ND, December 26, 2007 – BNCCORP, Inc. (Nasdaq: BNCC), which operates community banking and wealth management businesses in Arizona, Minnesota and North Dakota, said today that Tracy J. Scott, CPA, has announced his retirement as Chairman of the Board and an officer of the Company and its BNC National Bank subsidiary, effective December 31, 2007.  Mr. Scott, age 60, was a Co-Founder of BNCCORP in 1987 and also served as the Company’s Chief Executive Officer until November 2000.  He will continue to serve as a member of the Board of Directors upon his retirement.

Mark W. Sheffert, currently BNCCORP’s Lead Director, will succeed Mr. Scott as Chairman.  Mr. Sheffert, 60, has been a member of the Company’s Board since 2004 and became Lead Director in 2006.  He is the Founder, Chairman and Chief Executive Officer of Manchester Companies, Inc., a private investment banking and management advisory firm based in Minneapolis.  Prior to establishing Manchester, Mr. Sheffert was President of First Bank System (now U.S. Bank), a $29 billion bank holding company in Minneapolis, and also served as Vice Chairman of First Bank, N.A., its largest bank, and as Chairman of First Trust, one of the nation’s largest trust companies.

Gregory K. Cleveland, BNCCORP President and Chief Executive Officer, noted, “Tracy Scott possessed the vision to co-found this Company 20 years ago, and he has worked diligently and energetically to build the strong, diversified, multi-state financial institution that BNCCORP is today.  We thank him for his leadership, wish him well in his retirement, and are grateful that we will continue to benefit from his insight and counsel as a member of our Board.”

Mr. Scott commented, “This was a difficult decision, but one that will allow me to focus on new challenges.  I want to take this opportunity to thank all of the truly outstanding people with whom I have worked over the years, and who served BNCCORP with loyalty and professionalism.  I am confident that Mark Sheffert, Greg Cleveland and the entire team will continue the successful growth and evolution of the Company going forward.”

Mark Sheffert stated, “It is an honor to have been elected by the Board to succeed Tracy; his steady hand has helped to guide BNCCORP during its growth and I am pleased he has agreed to continue on the Board.  I look forward to working with the Company in my new capacity as Chairman, as we strive to provide superior service to customers, build value for shareholders, and ensure a rewarding workplace for our associates.”

About BNCCORP, Inc.
BNCCORP, Inc., headquartered in Bismarck, N.D., is a registered bank holding company dedicated to providing banking and wealth management services to businesses and consumers in its local markets. The Company operates 20 locations in Arizona, Minnesota and North Dakota through BNC National Bank and its subsidiaries.

Statements included in this news release which are not historical in nature are intended to be, and are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. We caution readers that these forward-looking statements, including without limitation, those relating to our future business prospects, revenues, working capital, liquidity, capital needs, interest costs and income, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements due to several important factors. These factors include, but are not limited to: risks of loans and investments, including dependence on local and regional economic conditions; competition for our customers from other providers of financial services; possible adverse effects of changes in interest rates including the effects of such changes on derivative contracts and associated accounting consequences; risks associated with our acquisition and growth strategies; and other risks which are difficult to predict and many of which are beyond our control.

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